EXHIBIT 8.2


                                                              September __, 2003
On Track Innovations Ltd.
Z.H.R. Industrial Zone
P.O. Box 32
Rosh Pina
Israel


         Re: Registration Statement on Form F-1

Ladies and Gentlemen:

         Certain shareholders of On Track Innovations Ltd., a corporation organized under the laws of Israel ("OTI"), will offer 2,765,362 ordinary shares, and in connection therewith, OTI has filed a registration statement on Form F-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         We have acted as special United States tax counsel to OTI in connection with the above and are herewith rendering our opinion concerning material United States federal income tax consequences regarding the offer of the Shares. The following opinion is furnished to you to be filed as Exhibit 8.2 to the Registration Statement.

         We have examined copies of the Registration Statement relating to the Shares (Registration No. 333-________). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of OTI and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinions hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

         The opinions set forth below are based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "U.S. Tax Laws"). No assurance can be given that the U.S. Tax Laws will not change. In preparing discussions with respect to U.S. Tax Laws matters in the section of the prospectus that is part of the Registration Statement captioned "Material United States Federal Income Tax Consequences," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinions are based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Registration Statement and in the documents incorporated therein by reference; and (ii) representations made to us by officers of OTI or contained in the Registration Statement, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of."

         We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions is inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement are consummated in a manner that is inconsistent with the manner contemplated therein, our opinions as expressed below may be adversely affected and may not be relied upon.

         Based on and subject to the foregoing, we hereby confirm that the statements in the Registration Statement under the caption "Material United States Federal Income Tax Consequences," to the extent they describe matters of United States federal income tax law or legal conclusions with respect thereto, are accurate in all material respects, and we further confirm that the opinions of counsel referred to under such caption are our opinions.


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On Track Innovations Ltd.
September __, 2003
Page 2



         Our opinions above are limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States of America. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the U.S. Tax Laws.

         This opinion is intended solely for the benefit and use of OTI and other persons who are entitled to rely on the prospectus made part of the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm made therein under the captions of "Material United States Federal Income Tax Consequences" and "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                                 Very truly yours,


                                                 Z.A.G/S&W LLP